Exhibit 10.4

DIPLOMAT PHARMACY, INC.

2007 STOCK OPTION PLAN

1.                                      Plan Purpose.  The purpose of this Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining Employees who provide services to the Company.

2.                                      Definitions.  The following definitions are applicable to this Plan:

“Award” means the grant by the Board of an Incentive Stock Option, a Nonqualified Stock Option or any combination of the foregoing pursuant to the terms of this Plan.

“Award Agreement” means the written agreement setting forth the terms and provisions applicable to an Award.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to any Participant:  (i) the conviction of, or admission of guilt or plea of no contest by, the Participant in a criminal proceeding with respect to any crime, whether or not involving the Company, which constitutes a felony in the jurisdiction involved; (ii) the embezzlement or misappropriation of property of the Company or any of its affiliates, or any other act involving fraud or dishonesty with respect to the Company or any of its affiliates; (iii) habitual alcohol or substance abuse; (iv) any material breach by the Participant of his or her employment agreement or other contract relating to the provisions of services, if any, with the Company or any of its affiliates; or (v) any breach by the Participant of his or her statutory, common law or contractual duties not to compete with the Company or any of its affiliates or not to disclose or reveal confidential information or trade secrets of the Company or any of its affiliates.

“Change of Control” means, with respect to the Company, any of the following events:  (i) the acquisition, directly or indirectly, by any person (which term encompasses both individuals and entities) or group of two or more persons acting in concert (in either case, an “Acquiring Person”), other than a person or group that controls the Company as of the date this Plan was adopted or any fiduciary holding securities under an employee benefit plan of the Company, of securities of the Company that, in combination with any other Company securities owned, directly or indirectly, by the Acquiring Person, entitle the Acquiring Person to exercise or direct the exercise of a majority of the voting power, under ordinary circumstances, in the election of the Company’s Directors (all securities of any class or series of the Company with voting power in the election of its Directors shall be referred to as “Voting Stock”); (ii) a merger, share exchange, reorganization, consolidation or similar transaction involving the Company that results in the aggregate holders of Shares immediately prior to such transaction not, immediately after such transaction, holding Shares in the Company or securities of the surviving or acquiring entity entitling such aggregate holders of Shares immediately prior to such transaction to exercise or direct the exercise of a majority of the voting power, under ordinary circumstances, in the election of the Company’s (or the surviving or acquiring entity’s) directors; (iii) the sale or disposition of all or substantially all of the Company’s assets to an acquiring entity whose securities with a majority of the voting power in the election of directors are not held by holders of Shares immediately prior to such transaction, or (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.  For purposes of this definition, a person or group shall be deemed to “control” the Company as of the date this Plan was adopted if it owned, as of such date, directly or indirectly, Voting Stock of the Company sufficient to entitle it to exercise or direct the exercise of a majority of the voting power, under ordinary circumstances, in the election of the Company’s directors.

“Code” means the Internal Revenue Code of 1986, as amended, and interpretive rules and regulations thereunder.

“Company” means Diplomat Pharmacy, Inc., d/b/a Diplomat Specialty Pharmacy, a Michigan corporation.

“Date of Grant” means the date on which an Award is granted, as determined by the Board.

“Director” means any individual who is a member of the Board, whether or not such individual is also an Employee.

“Disability” means total and permanent disability as determined by the Board pursuant to Section 22(e)(3) of the Code.

“Employee” means any person who is an employee of the Company as determined pursuant to the Code.

“Exercise Price” means the price per Share at which the Shares subject to an Option may be purchased upon exercise of the Option (which shall never be less than Fair Market Value on the Date of Grant).

“Fair Market Value” means, with respect to a Share as of any date, the fair market value of one Share, as determined by the Board in good faith by the reasonable application of a reasonable valuation method which meets the standards set forth in Section 409A of the Code or Section 422 of the Code, as applicable.

“Incentive Stock” means any Shares acquired pursuant to the exercise of an Incentive Stock Option.

“Incentive Stock Option” means an Option to purchase Shares that is subject to the limitations and restrictions of Section 10 hereof and is intended to qualify as an “incentive stock option” under Section 422 of the Code.

“Nonqualified Stock Option” means an Option to purchase Shares that does not qualify as an Incentive Stock Option under Section 422 of the Code.

“Option” means an Incentive Stock Option or a Nonqualified Stock Option granted under this Plan.

“Participant” means an Employee, Director or consultant selected by the Board to receive an Award.

“Plan” means this 2007 Stock Option Plan, as amended from time to time.

“Prime Rate” means the Federal Reserve Bank of Chicago Prime Rate as published in The Wall Street Journal from time to time; provided, that if The Wall Street Journal ceases publication of such or if such rate is otherwise not publicly available, the Prime Rate shall be the rate of interest publicly announced from time to time by a major commercial bank located in Grand Rapids, Michigan and selected by the Board, as its prime rate.

“Shares” means shares of the Company’s common stock, without par value.

“Termination Date” means, with respect to any Participant, the date of such Participant’s Termination of Service.

“Termination of Service” means, in the case of an Employee, the termination of the employment relationship between the Employee and the Company, in the case of a Director the termination of the Director’s service on the Board, and in the case of a consultant the termination of the consultant’s consulting relationship with the Company; provided, however, that if a Participant’s relationship with the Company changes but, after the change, the Participant continues to be an Employee, Director or consultant, then no Termination of Service shall be deemed to have occurred by reason of such change.

3.                                      Administration.

(a)                                 Board.  This Plan shall be administered by the Board of Directors.

(b)                                 Board Authority.  Except as expressly limited by this Plan, the Board shall have all powers and discretion necessary or appropriate to administer this Plan and control its operation, including, but not limited to, the power to (i) select Participants, grant Awards and provide the terms and conditions of all Awards (which need not be identical among Participants), (ii) interpret this Plan and Awards, and (iii) adopt rules and procedures for the administration, interpretation and operation of this Plan.  In particular, the Board shall have the power to prescribe the following terms and conditions with regard to the grant of any Option:  (1) whether the Option is an Incentive Stock Option or a Nonqualified Stock Option, (2) the Exercise Price of the Option (which shall never be less than Fair Market Value on the Date of Grant), (3) the number of Shares subject to the Option, (4) the vesting schedule of the Option, if any, (5) the manner in which the Option is to be exercised, (6) the expiration date of the Option, if other than as provided in this Plan, (7) the transfer restrictions, if any, applicable to the Shares acquired upon exercise of the Option, (8) whether, as a condition of granting the Option, the Participant is required to surrender for cancellation any Options previously granted to him or her, (9) whether the Participant shall be allowed to pay the Exercise Price in a form other than cash, as contemplated by Section 9(c) of this Plan, and (10) any other terms and conditions applicable to the Option which the Board determines to be appropriate in its sole discretion.  Subject to any limitations on the Board’s authority imposed by the terms of this Plan, all determinations and decisions made by the Board pursuant to the provisions of this Plan shall be final, conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4.                                      Participants.  The Board, in its sole discretion, may select from time to time Participants in this Plan from those Directors, Employees and consultants who, in the opinion of the Board, have the capacity for contributing in a substantial measure to the successful performance of the Company.

5.                                      Substitute Options.  In the event that the Company consummates a transaction described in Section 424(a) of the Code, persons who become Employees, Directors or consultants on account of such transaction may be granted Options in substitution for Options granted by the former employer.  The Board, in its sole discretion and consistent with Section 424(a) of the Code, shall determine the Exercise Price of the substitute Options.

6.                                      Award Agreement.  Each Award shall be evidenced by an Award Agreement containing the terms and the conditions of the Award, as determined by the Board, in its sole discretion; provided, however, the Award Agreement shall specify the Exercise Price, the time or times at which an Option will vest or become exercisable, the number of Shares to which the Option pertains, and whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

7.                                      Shares Subject to Plan.  Subject to adjustment by the operation of Section 11 of this Plan, the maximum number of Shares that may be issued pursuant to Awards under this Plan as Incentive Stock Options is 0 Shares and as Nonqualified Stock Options is 320 Shares, which may be either authorized and unissued Shares or Shares acquired by the Company and held as treasury Shares.  Shares that are withheld to satisfy payment of the Exercise Price or any tax withholding obligation, and any Shares subject to an Award that expires, terminates, is forfeited or is surrendered for cancellation, may be subject to new Awards under this Plan.

8.                                      Termination of Options.  An Option shall terminate on, and may not be exercised after, the tenth anniversary of the Date of Grant; provided, however, that an Option will terminate earlier than such tenth anniversary (but under no circumstances later), in any of the following circumstances:

(a)                                 Incentive Stock Options.  An Incentive Stock Option shall terminate earlier in accordance with Section 10 of this Plan.

(b)                                 Award Agreement.  The Option may terminate earlier in accordance with the applicable Award Agreement.

(c)                                  Termination of Service Generally.  If a Participant has a Termination of Service for any reason other than his or her Disability, death or termination for Cause, then (i) any Option or portion thereof that is unvested (or otherwise unexercisable) as of the Termination Date shall terminate as of the Termination Date, and (ii) any Option or portion thereof that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate on the date that is three months after the Termination Date; provided, however, that if the Participant should die during that three-month period, such Option or portion thereof shall terminate on the date that is one year after the Termination Date (understanding that, in any event, such Option or portion thereof may terminate later under the circumstances described or referred to in the applicable Award Agreement).

(d)                                 Disability or Death.  If a Participant has a Termination of Service as a result of his or her Disability or death, then (i) any Option or portion thereof that is unvested (or otherwise unexercisable) as of the Termination Date shall terminate as of the Termination Date, and (ii) any Option or portion thereof that has previously vested (and is otherwise exercisable) as of the Termination Date shall terminate on the date that is one year after the Termination Date (understanding that, in any event, such Option or portion thereof may terminate later under the circumstances described or referred to in the applicable Award Agreement).

(e)                                  Cause.  If the Participant has a Termination of Service as a result of a termination for Cause by the Company, then any Option (whether vested or unvested) held by the Participant as of the Termination Date may be terminated in the sole discretion of the Company as of the Termination Date.

9.                                      Exercise of Options.

(a)                                 Exercise Period.  Subject to any vesting provisions or other conditions, restrictions or limitations regarding the exercise of an Option as determined by the Board,

an Option may be exercised, in whole or in part, at any time beginning on the Date of Grant and ending on the date the Option expires or otherwise terminates in accordance with the Award Agreement and this Plan.

(b)                                 Parties Who May Exercise.  During the lifetime of the Participant to whom an Option was granted, such Option may be exercised only by the Participant.  After the death of the Participant, but prior to the termination of the Option, such Option may be exercised by the Participant’s legal representative.

(c)                                  Notice and Payment.  To exercise an Option, the Participant must give written notice to the Company (which shall specify the number of Shares with respect to which the Participant elects to exercise the Option) together with full payment of the Exercise Price plus the amount of taxes required by the Company to be withheld pursuant to Section 17.  The date of exercise shall be the date on which the notice and payment are received by the Company.  Payment of the Exercise Price shall be made in cash (including check, bank draft or money order), or if permitted by the Board in its sole discretion, (i) by requesting that the Company withhold Shares issuable upon exercise of the Option having an aggregate Fair Market Value on the date of exercise equal to the aggregate Exercise Price, or (ii) through a combination of cash and such Shares.

(d)                                 Settlement Following Death of Participant.  Following the death of any Participant to whom an Option was granted under this Plan, the Board, as an alternative means of settlement of such Option, may elect to pay to the person properly exercising such Option the amount by which the Fair Market Value per Share on the date of exercise exceeds the Exercise Price, multiplied by the number of Shares with respect to which such Option is properly exercised.  Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the applicable Award Agreement and this Plan.

10.                               Incentive Stock Options - Additional Provisions.  Notwithstanding any other provisions of this Plan or any Award Agreement to the contrary, Incentive Stock Options shall be subject to the following:

(a)                                 Eligible Participants.  Incentive Stock Options may be granted only to persons who are Employees as of the Date of Grant.

(b)                                 Limit on Fair Market Value of Shares.  The aggregate Fair Market Value (determined on the Date of Grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company) shall not exceed $100,000.

(c)                                  Minimum Exercise Price.  The Exercise Price for Shares awarded under Incentive Stock Options may not be less than the Fair Market Value of the Shares on the Date of Grant; provided, however, that the Exercise Price may not be less than 110% of Fair Market Value on the Date of Grant with respect to Incentive Stock Options granted to any Employee who (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company on the Date of Grant.

(d)                                 Termination of Service.  No Incentive Stock Option may be exercised more than three months after the Employee’s Termination of Service for any reason;

provided, however, if an Employee has a Termination of Service as a result of his or her Disability or death, then such Incentive Stock Option may not be exercised more than one year after Employee’s Disability or death.

(e)                                  Maximum Term.  No Incentive Stock Option may be exercised after the expiration of ten years from the Date of Grant; provided, however, that if the Incentive Stock Option is granted to an Employee who (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code), owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, the Incentive Stock Option may not be exercised after the expiration of five years from the Date of Grant.

(f)                                   Transfer Restrictions.  No Incentive Stock Option shall be transferable by the Participant other than by will or the laws of descent and distribution.

(g)                                  Parties Who May Exercise.  No Incentive Stock Option shall be exercisable during the Participant’s lifetime by anyone other than the Participant.

Unless otherwise provided by the Board in the Award Agreement, to the extent that an Option does not qualify as an Incentive Stock Option because of its provisions, the time and manner of its exercise or otherwise, the Option or portion thereof which does not so qualify shall constitute a separate Nonqualified Stock Option.

11.                               Adjustments Upon Changes in Capitalization.  In the event of any change in the outstanding shares of the Company’s common stock (of any class) subsequent to the effective date of this Plan by reason of any recapitalization, stock split, stock dividend, combination of shares, or change in the corporate structure or capital structure of the Company, or by reason of any merger, consolidation, share exchange or similar statutory transaction other than a Change of Control (which are governed by Section 12), the maximum aggregate number and class of shares as to which Awards may be granted under this Plan, and the number and class of shares and Exercise Price of Options with respect to Awards previously granted under this Plan, shall be adjusted by the Board, in its sole discretion, in order to preclude, to the extent practicable, the enlargement or dilution of the rights and benefits incident to such Awards and to preserve the availability of shares for future grants under this Plan.  Any determination by the Board with respect to the foregoing matters shall be final, conclusive and binding on the Participants.

12.                               Change of Control.  Except as otherwise specifically provided in the Award Agreement, in the event of a Change of Control, the Board may, in its sole discretion, provide for the treatment of Awards in any manner it deems appropriate, including substituting for any or all outstanding Awards under this Plan such alternative consideration as it in good faith may determine to be equitable in the circumstances and may require in connection therewith the surrender of all Awards so replaced or the acceleration of the vesting of any Option or the provision of the same consideration, calculated on a per share basis, as the holders of Shares were entitled to receive as if the Options were exercised.  The adjustments contained in this Section and the manner of application of its provisions shall be determined solely by the Board.

13.                               Assignments and Transfers.

(a)                                 Of Awards.  Except as expressly authorized by the Board in the Award Agreement or as set forth in this Section, Awards may not be assigned, encumbered, hypothecated or otherwise transferred other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined under the

Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder).  The Company shall not be liable to any person for honoring the exercise of an Option granted to a deceased Participant by the person or persons the Company shall have determined in good faith to have acquired the Option.

(b)                                 Of Shares.  The Shares issued upon the exercise of any Option shall be subject to the restrictions on sale, assignment, transfer, pledge or other encumbrance of such Shares as set forth in any shareholders agreement executed by the Participant as provided for in Section 15 hereof, if any.

14.                               Participant Rights Limited.  No Director, Employee, consultant or other person shall have a right to be selected as a Participant or, having been so selected, to be selected again as a Participant.  No Director, Employee, consultant or other person shall have any claim or right to be granted an Award under this Plan or under any other incentive or similar plan of the Company or any of its affiliates.  Neither this Plan nor any action taken pursuant to this Plan shall be construed as providing a contract of employment for any term or giving any person any right to be retained in the employ or service of the Company or any of its affiliates.

15.                               Shareholder Rights; Shareholders Agreement.  No Participant or other person shall have any of the rights or privileges of a shareholder of the Company with respect to any Shares issuable pursuant to an Award unless and until certificates representing the Shares shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant or other person entitled to the Shares.  As a condition to issuing any Shares pursuant to an Award, or as a condition to granting any Award, the Board may require a Participant or any other person entitled to such Shares to execute a shareholder’s agreement containing such terms and conditions as determined by the Board of Directors in its sole discretion.  Such terms and conditions may include, among other things, (a) restrictions on the sale, assignment, transfer, pledge, hypothecation or other encumbrance of such Shares, (b) provisions granting the Company the right and option to repurchase such Shares upon or after any Termination of Service, (c) provisions granting the Company the right of first refusal to purchase such Shares in certain events, and (d) any other rights for the benefit of the Company that the Board of Directors may deem necessary or desirable.

16.                               Delivery and Registration of Stock.  The Company’s obligation to deliver Shares with respect to an Award shall be subject to such conditions, restrictions and contingencies as the Company may establish, including but not limited to, the receipt of a representation as to the investment intention of the person to whom Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with any applicable federal or state securities laws or regulations.  If, at the time Shares are to be delivered under this Plan, the class of stock of which such Shares are a part is listed or traded on any stock exchange or quotation or similar system, then the Company shall not be required to deliver such Shares until any applicable requirements of such exchange or system have been complied with.  In addition, the Company shall not be required to deliver any Shares under this Plan prior to the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

17.                               Withholding Tax.  Where a Participant or other person is entitled to receive Shares pursuant to an Option, the Company shall have the right to require the Participant or such other person to pay the Company the amount of any taxes that the Company is required to withhold with respect to such Shares or, in lieu thereof, to retain (and sell, if the Company so chooses) a number of such Shares sufficient to cover the amount required to be withheld.  The

Company shall also have the right to deduct from all dividends paid with respect to Shares retained pursuant to this Section the amount of any taxes that the Company is required to withhold with respect to such dividend payments.

18.                               Termination, Amendment and Modification of Plan.  The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, this Plan; provided, however, that to the extent necessary and desirable to comply with Section 422 of the Code (or any other applicable law or regulation, including requirements of any stock exchange or quotation system on which the Shares are listed or quoted), shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided further, that no termination, amendment or modification of this Plan shall in any manner affect any Award granted pursuant to this Plan prior to the date of such termination, amendment or modification, without the consent of the Participant or, if applicable, the transferee of the Award.

19.                               Effective Date and Term of Plan.  This Plan shall become effective upon its adoption by the Board, subject to approval and ratification by the shareholders of the Company.  After approval by the Company’s shareholders, this Plan shall continue in effect for a term of ten years after the date of adoption by the Board of Directors unless sooner terminated pursuant to Section 18 above.

20.                               Unfunded.  This Plan is intended to be an unfunded plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in this Plan or any Award Agreement shall give the Participant any rights greater than that of a general unsecured creditor of the Company.

21.                               Governing Law.  This Plan and the Award Agreements shall be construed in accordance with and governed by the laws of the State of Michigan.

Adopted by the Board of Directors
of Diplomat Pharmacy, Inc.
as of 1 / 1 / 07

Adopted by the Shareholders
of Diplomat Pharmacy, Inc.
as of 1 / 1 / 07